Exhibit 3


                             JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of China Auto Parts, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 31st day of May, 2004.




                                                   /s/ LiYungao
                                                   ----------------------------
                                                       Li Yungao

                                        DOUBLE UNITY INVESTMENTS LIMITED

                                               By: /s/ Li Yungao
                                                   ----------------------------
                                                   Li Yungao, President